UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2010

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Illinois

(State or Other Jurisdiction of Incorporation)

0-31248	36-2554642
(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone   number,   including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On December 20, 2010, American Heritage Life Insurance Company (“AHL”) entered into a Revolving Loan Credit Agreement (“Credit Agreement”), dated as of December 20, 2010, with Road Bay Investments, LLC (“Road Bay”), a subsidiary of the Registrant, pursuant to which AHL agrees to extend revolving credit loans to Road Bay. A copy of the agreement is attached hereto as Exhibit 10.1.

Also on December 20, 2010, as security for its obligations under the Credit Agreement, Road Bay entered into a Pledge and Security Agreement, dated as of December 20, 2010, with AHL, pursuant to which Road Bay has agreed to grant a pledge of and security interest in Road Bay’s right, title, and interest in and to the collateral, as defined in the agreement.  A copy of the agreement is attached hereto as Exhibit 10.2.

The Registrant is an indirect, wholly owned subsidiary of The Allstate Corporation.  Road Bay is a wholly owned subsidiary of the Registrant.  AHL is a wholly-owned subsidiary of American Heritage Life Investment Corporation, a wholly-owned subsidiary of The Allstate Corporation.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Revolving Loan Credit Agreement, dated as of December 20, 2010 between American Heritage Life Insurance Company and Road Bay Investments, LLC

10.2	Pledge and Security Agreement, dated as of December 20, 2010, between Road Bay Investments, LLC and American Heritage Life Insurance Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By:	/s/ Jennifer M. Hager
Name: Jennifer M. Hager
Title: Assistant Secretary

Date: December 22, 2010